 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006

RONCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27471	84-1148206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21344 Superior Street, Chatsworth CA 91311
(Address of Principal Executive Offices)

(818) 775-4602
(Registrant's Telephone Number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2006, Ronco Corporation (the “Company”) entered to a Letter Loan Agreement (the “Loan Agreement”) with the Lenders (the “Lenders”) identified on Schedule 1 thereto, a Security Agreement in favor of Sanders Morris Harris Inc. (“SMH”), individually and as agent for the Lenders (the “Security Agreement”), an Assignment of Life Insurance Policy in favor of SMH, individually and as agent for the Lenders (the “Assignment”) and the Company issued a Subordinated Promissory Note in the principal amount of $1,500,000 to SMH (the “Initial Note” and collectively with the Loan Agreement, the Security Agreement and the Assignment, the “Loan Documents”). As of June 9, 2006, A. Emerson Martin, II and Gregg A. Mockenhaupt were members of the Company’s Board of Directors and managing directors of SMH.

Pursuant to the Loan Documents, SMH loaned the Company $1,500,000 on June 9, 2006 (the “Initial Loan”), and SMH agreed to loan the Company an additional $1,500,000 (the “Second Loan”) subject to certain closing conditions, including the mailing of an offer to each of the holders of the Company’s Series A Convertible Preferred Stock to the extent of their pro rata share of the Company’s outstanding shares of Series A Convertible Preferred Stock to participate in the Third Loan (as defined below) (the “Rights Offering”) and the Company’s closing on a credit agreement (the “Senior Credit Agreement”) for a facility of not less than $15 million. Pursuant to the terms of the Loan Agreement, the Company will hold an additional closing by no later than August 23, 2006, where it may borrow up to an additional $3,000,000 from the holders of the Company’s Series A Convertible Preferred Stock who choose to participate in the Rights Offering (the “Third Loan” and collectively with the Initial Loan and Second Loan, the “Loans”). In the event that the aggregate amount of the Loans exceeds $3,000,000.00 (the “Excess”), then the Company will prepay its obligations under the Initial Loan and the Second Loan to the extent of the Excess.

The Loans bear interest at a rate of 4.77% per annum. Interest will be due and payable on the first and second anniversary of the issuance of the notes evidencing the Loans (the “Notes”) and at the maturity date. The outstanding principal and all accrued and unpaid interest under the Notes is due and payable three years from the date of issuance; provided, however, that outstanding principal and all accrued and unpaid interest will also be due upon the refinancing of the Senior Credit Agreement. The Notes are subordinate to the Senior Credit Agreement. The Loans are secured by a Life Insurance Policy issued by John Hancock Life Insurance on the life of Ronald M. Popeil in the face amount of $15,000,000 (the “Life Insurance Policy”). The Company, subject to certain conditions and limitations, also assigned the Life Insurance Policy to the Lenders pursuant to the Assignment.

The Notes are convertible into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), based on the principal amount outstanding on the applicable Note, plus accrued and unpaid interest through, the conversion dated divided by the conversion price. The conversion price will be equal to the greater of (i) the current market price per share of Common Stock (based, generally, on the average of the highest bid and lowest ask prices on such day for 40 consecutive trading days (the “Pricing Period”) commencing on the first trading day immediately following the effective date of the Company’s Registration Statement on Form S-1 originally filed on Form SB-2 on July 29, 2005 (the “Form S-1”) or such other registration statement as may be filed by the Company with the SEC covering the Conversion Shares (as defined below), or (ii) $1.00 per share. The Company will use its commercially reasonable efforts to register the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) on the Form S-1 or in the alternative file a new registration statement to cover the resale of the Conversion Shares. The Notes cannot be converted into the Conversion Shares until after the later to occur of (i) August 23, 2006 or (ii) the end of the Pricing Period.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01, the Company entered into the Loan Documents and issued the Initial Note to SMH in exchange for a loan of $1,500,000 on June 9, 2006. Pursuant to the terms of the Loan Agreement and subject to the payment of the Excess, the Company may issue Notes in the aggregate principal amount of $6,000,000. The Notes bear interest at a rate of 4.77% per annum (the “Note Rate”). Interest will be due and payable on the first and second anniversary of the issuance of the applicable Note and at the maturity date of such Note. The outstanding principal and all accrued and unpaid interest under each Note will be due and payable three years from the date of issuance; provided, however, that outstanding principal and all accrued and unpaid interest will also be due upon the refinancing of the Senior Credit Agreement.

Upon the occurrence of an event of default under the Loan Agreement, and without notice or demand, all amounts owed under the Notes, including all accrued but unpaid interest, shall thereafter bear interest at the rate of 5% per annum above the Note Rate (the “Default Rate”) until all events of default are cured.

If an event of default occurs and is continuing, then Required Lenders (as defined below), or SMH at the direction of Required Lenders, may, among other things, declare the principal of, and all interest then accrued on, the Notes and any other liabilities of the Company owed to Lenders to be forthwith due and payable. In addition, upon an event of default, the Lenders may exercise certain rights with respect to the Insurance Policy. “Required Lenders” means (a) SMH and (b) Lenders whose aggregate principal balance of Notes exceeds 66-2/3% of the aggregate principal amount of all Notes.

Item 3.02. Unregistered Sale of Equity Securities.

As described further under Item 1.01 above, on June 9, 2006, the Company sold an Initial Note in the principal amount of $1,500,000 to Sanders Morris Harris Inc. The Initial Note is convertible into shares of Common Stock based on the principal amount outstanding on the Initial Note, plus accrued and unpaid interest through, the conversion dated divided by the conversion price. The conversion price will be equal to the greater of (i) the current market price per share of Common Stock (based, generally, on the average of the highest bid and lowest ask prices during the Pricing Period commencing on the first trading day immediately following the effective date of the Form S-1 or such other registration statement as may be filed by the Company with the SEC covering the Conversion Shares, or (ii) $1.00 per share. The Initial Note cannot be converted into the Conversion Shares until after the later to occur of (i) August 23, 2006 or (ii) the end of the Pricing Period. Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), was based upon the grounds that the issuance of securities did not involve a public offering within the meaning of Section 4(2) of the Securities Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 9, 2006, Gregg A. Mockenhaupt and A. Emerson Martin, II resigned from the Company’s Board of Directors.

On June 9, 2006, John S. Reiland was appointed to the Company’s Board of Directors pursuant to the terms of the Loan Agreement described above. Subject to the Board of Directors final confirmation of Mr. Reiland’s compliance with all of the independence and knowledge requirements imposed by the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market, and the other rules and regulations promulgated by the Securities and Exchange Commission, the Board of Directors appointed Mr. Reiland to serve on its audit committee.

Mr. Reiland was retained as a Senior Financial Analyst of SMH in March 2006 to work on certain assigned projects for SMH including the Company. SMH is a party to the Loan Documents and the transactions described under Item 1.01 and Item 2.03 described above.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits.

 Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RONCO CORPORATION

Date: June 15, 2006	By:	/s/ Paul Kabashima
Paul Kabashima
Chief Operating Officer